EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-257438) on Form S-1 of our report dated March 31, 2022, with respect to the consolidated financial statements of NRX Pharmaceuticals, Inc.

/s/ KPMG LLP

Short Hills, NJ

April 8, 2022